GLOBAL ENTERTAINMENT HOLDING’S “BLUE SEDUCTION” COMMENCES FILMING

November 25, 2008
Los Angeles, California

Global Entertainment Holdings, Inc. a publicly traded film production Company trading on the OTC (market symbol: GBHL.PK), announced through its Canadian affiliate, Global Universal Pictures, Inc., that filming had commenced on the original screenplay presently titled “Blue Seduction.”

“Blue Seduction” began filming on November 8, 2008, in the Province of New Brunswick, Canada, which has a striking resemblance to Vermont.  The cast includes:  Billy Zane (Titanic, Blood Rayne; Sniper) and Estelle Warren (Supermodel; Planet of the Apes; Law & Order), with Canadian film stars Jane Wheeler (Being There, Journey to the Center of the Earth) and Bernie Robichad (Trailer Park Boys) with veteran director Timothy Bond (Touched by an Angel; E.N.G.; The Hitchhiker).  Jackie Giroux, President of Global Universal Film Group Inc. (a subsidiary of the Company) in the U.S. and Global Universal Pictures Inc. in Canada  (Deadly Intent; Forever; Tryst; Bolt; Coo Coo Café; Damsel of Death), is the bondable Producer.

GBHL, in partnership with Image In Media, Anchor Bay Entertainment and Starz Media (wholly owned entities of Liberty Media – NASDAQ: LCAPA – a world leader in the entertainment industry and a giant in providing programming on a global scale), are co-financing and distributing the film.  Production financing was obtained through National Bank of Canada, with a completion bond from Film Finances of Canada and a guarantee by GBHL.

GBHL President and Associate Producer of “Blue Seduction,” Gary Rasmussen, commented, “We have now perfected our financing structure and developed distribution arrangements that will afford our shareholders an opportunity in the coming year to profit from the production of our slate of up to four feature films in 2009.”

“Our Global Universal team has worked very hard to create a profitable financial structure that we will now be able to utilize for our upcoming slate of films and we are understandably excited about our potential for fiscal 2009”, Rasmussen added.

Global Universal Picture’s President, Jackie Giroux, has an output deal in New Brunswick, Canada, to produce and deliver additional films.  She began producing in Canada in the 90’s when it was fashionable to produce co production films between three or more Countries.  Her experience in the past, producing films on time, within budget and quickly achieving profitability, earned her several film awards. Three additional films in pre-production, and slated to be produced next year, are “American Sunset”, “Crush”, “Cornered” and “Encounter”, with star actors to be announced soon.

Global Universal Pictures is 30% owned by GBHL.  In addition to the tax credits, the Company has an output deal with SUPER CHANNEL for AMERICAN SUNSET, and the other slated films as they are packaged with name actors.

Mr. Rasmussen further stated, “Although GBHL is considered a start-up, we believe it has very solid prospects in 2009 given its slate of films and proven financing structure.”

Global Entertainment Holdings, Inc. is traded publicly on the “OTC “under the symbol, GBHL.PK.  The Company’s goal is to build a global entertainment organization based upon the production and distribution of filmed content. GBHL, through its wholly owned subsidiary, Global Universal Film Group (www.globaluniversal.com), and its partially-owned Canadian subsidiary Global Universal Pictures, and is in the process of developing and producing a slate of several motion pictures to be filmed entirely in Canada.  GBHL is focused on the financing and production of feature-length films, with recognizable names, for worldwide release.  Global Universal Film Group also owns the website “http://www.youvegotthepart.com”, and will attempt to capitalize on the current popularity of Hollywood and reality based programming by offering an online casting service to all film production companies.  Further information on the Company and/or the publicly traded stock can be obtained by contacting wfsolutions@gmail.com or 765-780-0915.

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements contain words such as "expects," "believes," "anticipates" and "intends." Important risk factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, economic conditions affecting the collection of advances and fees associated with the Company's former core business operations; the ability of Global Entertainment Holdings and its subsidiary, Global Universal Film Group, to achieve their business goals and profitability, as well as activities, events or developments that the company expects, believes or anticipates will or may occur in the future; and the company's ability to finance its planned film production efforts. Such statements are subject to a number of assumptions, risks and uncertainties that are disclosed from time to time in the company's reports filed with the Securities and Exchange Commission. The company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in management's expectations, except as required by law.